      As filed with the Securities and Exchange Commission on February 24, 1997
                                         Registration No. _____________________

-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                      STECK-VAUGHN PUBLISHING CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

           DELAWARE                                   33-0556929
           (State of Incorporation)                   (I.R.S. Employer
                                                      Identification Number)

           4515 Seton Center Parkway, Suite 300, Austin, Texas 78759
                    (Address of Principal Executive Office)

                       1993 Stock Option Plan As Amended
                            (Full Title of the Plan)

                               Philip C. Maynard
                          Vice President and Secretary
                      Steck-Vaughn Publishing Corporation
             2601 Main Street, Suite 700, Irvine, California 92614
                                 (714) 474-9400
              (Name, Address and Telephone Number, Including Area
                    Code, of Registrant's Agent for Service)

                        CALCULATION OF REGISTRATION FEE


   -----------------------------------------------------------------------------------------------------------------------
                                          Amount           Proposed Maximum          Proposed Maximum          Amount of
              Title of                     To Be            Offering Price               Aggregate           Registration
     Securities to be Registered      Registered (1)         Per Share (2)          Offering Price (2)          Fee (4)
     ---------------------------      --------------       -----------------        ------------------       -------------
   Common Stock, $0.01 par value        500,000 (3)            $11.3125                 $5,656,250             $1,714.02
   -----------------------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933 (the "Securities Act"), this Registration Statement also covers an indeterminate number of shares as may become issuable by reason of the anti-dilution provisions of the 1993 Stock Option Plan As Amended (the "1993 Plan").

(2) Pursuant to Rule 457(h) under the Securities Act of 1933 (the "Securities Act"), estimated solely for the purpose of calculating the registration fee based upon the average high and low sales prices of the Common stock as reported on The Nasdaq National Market on February 18, 1997.

(3) Excludes (i) 291,875 shares issuable under the 1993 Plan which were previously registered under the Securities Act on Registrant's Form S-8 (No. 33-76402) filed March 11, 1994, and (ii) 568,125 shares issuable under the 1993 Plan which were previously registered under the Securities Act on Registrant's Form S-8 (No. 33-97354) filed September 26, 1995.

(4) Pursuant to Note E to General Instructions to Form S-8, filing fee is being paid with respect only to the additional shares being registered hereby and excludes filing fee with respect to the 860,000 shares issuable under the Registrant's 1993 Plan that have been previously registered.


                Page 1 of 11  -- Exhibit Index appears on Page 4

GENERAL

Pursuant to Note E to General Instructions to Form S-8, the contents of Registrant's Registration Statement on Form S-8 (No. 33-76402) registering 291,875 shares under the 1993 Plan, and the contents of Registrant's Registration Statement on Form S-8 (No. 33-97354) registering 568,125 shares under the 1993 Plan and 80,000 shares under Registrant's 1995 Directors' Stock Option and Award Plan, are hereby incorporated herein by reference.

Item 8.  Exhibits.

         4.1     1993 Stock Option Plan As Amended

         5 Opinion of counsel as to the legality of the shares of Common Stock being registered

         23.1    Consent of Independent Accountants

         24 Power of Attorney (included on the signature page of this Registration Statement)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Austin, State of Texas, on this 5th day of February, 1997.

                                  STECK-VAUGHN PUBLISHING CORPORATION

                          By:     /s/ Anita Kopec
                                  ---------------------------------------------
                                  Anita Kopec
                                  President and Chief Executive Officer


                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Anita Kopec and Floyd D. Rogers, or either of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including without limitation post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith. with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that any of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and as of the date indicated.

Signature                                  Title                                     Date
---------                                  -----                                     ----
  /s/ Anita Kopec                          President, Chief Executive                February 5, 1997
-------------------------------            Officer (principal executive
Anita Kopec                                officer)


  /s/ Floyd D. Rogers                      Vice President and Chief                  February 5, 1997
------------------------------             Financial Officer (principal
Floyd D. Rogers                            financial and accounting officer)


  /s/ Sam Yau                              Chairman of the Board and                 February 5, 1997
-------------------------------            Director
Sam Yau


  /s/ Leonard W. Jaffe                     Director                                  February 5, 1997
------------------------------
Leonard W. Jaffe


  /s/ Manuel J. Justiz                     Director                                  February 5, 1997
-------------------------------
Manuel J. Justiz


  /s/ Michael R. Klein                     Director                                  February 5, 1997
------------------------------
Michael R. Klein


  /s/ N. Colin Lind                        Director                                  February 5, 1997
-------------------------------
N. Colin Lind

                                 EXHIBIT INDEX


Exhibit        Description                                                           Numbered Page
-------        -----------                                                           -------------
4.1            1993 Stock Option Plan As Amended                                           5

5              Opinion of counsel as to the legality of the shares of Common               10
               Stock being registered

23             Consent of Independent Accountants                                          11

24             Power of Attorney (included on the signature page of this                   3
               Registration Statement)





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